FOR IMMEDIATE RELEASE:

Investor Contact:
Tom Line—Chief Financial Officer
614-255-5989 (tline@diamond-hill.com)
Media Contact:
Lara Hoffmans—Managing Director-Marketing
614-255-5550 (lhoffmans@diamond-hill.com)

DIAMOND HILL INVESTMENT GROUP, INC.
REPORTS 2021 FINANCIAL RESULTS AND DECLARES FIRST QUARTER DIVIDEND

COLUMBUS, OHIO - February 25, 2022 - Diamond Hill Investment Group, Inc. (Diamond Hill) (NASDAQ:DHIL) today reported results for the fourth quarter of 2021 and the year ended December 31, 2021. The Company derives its consolidated revenue and net income from investment advisory and fund administration services provided by its subsidiary, Diamond Hill Capital Management, Inc. (DHCM).

The following are selected highlights for the year ended December 31, 2021:

•Assets under management ("AUM") ended the year at $31.0 billion, compared with $26.4 billion for the year-earlier period. The increase was due to net client inflows and market appreciation, and was partially offset by a reduction of AUM of $3.5 billion which was attributable to the sale of our high yield-focused advisory contracts during the year.
•Average AUM for the year was $30.3 billion, compared to $21.9 billion for the year-earlier period.
•Net client inflows were $2.1 billion for the year, compared to $1.5 billion of net inflows in 2020.
•Revenue was $182.2 million, compared to $126.4 million in 2020. Revenues in 2021 included $11.9 million of performance-based fees compared to $0.5 million in 2020.
•Operating profit margin was 42% compared to 36% in 2020. Operating profit margin, as adjusted6, was 46% in 2021 and 38% in 2020.
•Investment income was $16.4 million in 2021 compared to investment income of $6.6 million in 2020.
•The Company recorded a gain of $9.0 million related to the sale of our high yield-focused advisory contracts during 2021.
•Net income attributable to common shareholders was $74.2 million, up from $38.7 million in 2020, primarily due to the increase in revenues, increased market appreciation on DHCM's investments year-over-year and the gain of $9.0 million related to the sale of our high yield-focused advisory contracts.
•Earnings per common share-diluted was $23.34 in 2021 compared to $12.03 in 2020.
•In 2021, the Company returned a total of $80.8 million to its shareholders. The Company paid dividends of $23.00 per share totaling $73.0 million and repurchased 45,727 of its outstanding shares, totaling $7.8 million.
•Total cash and corporate investments held directly by DHCM were $191.8 million, or $60.47 per share, up from $58.08 per share at the end of 2020.

“We are pleased with our strong 2021 investment and financial results, and we remain committed to continuing to deliver positive long-term outcomes for our clients," said Heather Brilliant, President and CEO. "Broadly speaking, we aim to deliver exceptional results for clients over a full market cycle. We believe we are one of few in our industry with a truly long-term focus - in our client partnerships, in our investment approach and in the way we manage our business.”

Dividend:

The Company announced today that its board of directors has approved a payment of a regular quarterly cash dividend of $1.50 per share. The dividend will be paid on March 18, 2022, to our shareholders of record as of March 7, 2022.

325 John H. McConnell Blvd, Suite 200, Columbus, Ohio 43215 614-255-3333 info@diamond-hill.com

Share Repurchase Program Update:

On February 25, 2022, the Board of Directors approved the 2022 Repurchase Program, authorizing management to repurchase up to $50.0 million of our common shares in the open market and in private transactions in accordance with applicable securities laws. The 2022 Repurchase Program will expire in February 2024, or upon the earlier completion of all authorized purchases under such program. The authority to repurchase shares will be exercised from time to time as market conditions warrant and is subject to regulatory considerations. The timing, amount and other terms and conditions of any repurchases will be determined by our management based on a variety of factors, including the market price of shares, corporate considerations, general market and economic conditions, and legal requirements.

Selected Income Statement Data
(in thousands, except per share figures and percentages)

	Three Months Ended December 31,			Year Ended December 31,
	2021	2020	% Change	2021	2020	% Change
Revenue	$43,055	$35,037	23%	$182,194	$126,388	44%
Compensation and related costs, excluding deferred compensation expense	17,403	16,613	5%	73,591	58,292	26%
Deferred compensation expense	2,464	4,588	(46)%	7,082	2,219	219%
Other expenses	6,549	5,761	14%	25,262	20,339	24%
Total operating expenses	26,416	26,962	(2)%	105,935	80,850	31%
Net operating income	16,639	8,075	106%	76,259	45,538	67%
Investment income, net	7,470	12,367	(40)%	16,381	6,585	149%
Gain on sale of high yield-focused advisory contracts	—	—	NM	9,000	—	NM
Net income before taxes	24,109	20,442	18%	101,640	52,123	95%
Income tax expense	(5,284)	(4,529)	17%	(26,050)	(13,958)	87%
Net income	18,825	15,913	18%	75,590	38,165	98%
Net loss (income) attributable to redeemable noncontrolling interest	(825)	(1,549)	NM	(1,389)	496	NM
Net income attributable to common shareholders	$18,000	$14,364	25%	$74,201	$38,661	92%

Earnings per share attributable to common shareholders - diluted	$5.67	$4.54	25%	$23.34	$12.03	94%

325 John H. McConnell Blvd, Suite 200, Columbus, Ohio 43215 614-255-3333 info@diamond-hill.com

Selected Balance Sheet Data
(in thousands, except per share figures)

	December 31,
	2021	2020
Total cash and corporate investments held directly by DHCM	$191,780	$184,055
Shareholders’ equity	184,423	184,081
Book value per share	$58.15	$58.09

	Change in Assets Under Management
	For the Year Ended December 31,
(in millions)	2021	2020
AUM at beginning of the year	$26,411	$23,399
Net cash inflows (outflows)
proprietary funds	2,009	879
sub-advised funds	(54)	713
separately managed accounts	168	(63)
	2,123	1,529
Sale of high yield-focused advisory contracts (a)	(3,456)	—
Net market appreciation and income	5,950	1,483
Increase during the year	4,617	3,012
AUM at end of the year	$31,028	$26,411

Average AUM during the year	30,297	21,907

(a) The Diamond Hill Corporate Credit and High Yield investment advisory contracts were sold to Brandywine Global Investment Management, LLC effective July 30, 2021.

About Diamond Hill:
Diamond Hill invests on behalf of clients through a shared commitment to its valuation-driven investment principles, long-term perspective, capacity discipline and client alignment. An independent active asset manager with significant employee ownership, Diamond Hill’s investment strategies include differentiated U.S. and international equity, alternative long-short equity and fixed income. As of January 31, 2022, Diamond Hill had $30.5 billion in assets under management. For more information visit www.diamond-hill.com.

325 John H. McConnell Blvd, Suite 200, Columbus, Ohio 43215 614-255-3333 info@diamond-hill.com

Use of Supplemental Data as Non-GAAP Performance Measures
As supplemental information, the Company is providing performance measures that are based on methodologies other than U.S. generally accepted accounting principles (“non-GAAP”). Management believes the non-GAAP measures below are useful measures of its core business activities, are important metrics in estimating the value of an asset management business, and may enable more appropriate peer comparisons. These non-GAAP measures should not be used as a substitute for financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”) and may be calculated differently by other companies. The following schedule reconciles GAAP measures to non-GAAP measures for the years ended December 31, 2021 and 2020, respectively.

	Year Ended December 31,
(in thousands, except percentages and per share data)	2021	2020
Total revenue	$182,194	$126,388

Net operating income, GAAP basis	76,258	45,538
Non-GAAP adjustments:
Gains on deferred compensation plan investments, net(1)	7,082	2,219
Net operating income, as adjusted, non-GAAP basis(2)	83,340	47,757
Non-GAAP adjustments:
Tax provision on net operating income, as adjusted, non-GAAP basis(3)	(21,656)	(12,668)
Net operating income, as adjusted, after tax, non-GAAP basis(4)	61,684	35,089

Net operating income, as adjusted after tax per diluted share, non-GAAP basis(5)	$19.40	$10.91
Diluted weighted average shares outstanding, GAAP basis	3,179	3,215

Operating profit margin, GAAP basis	42%	36%
Operating profit margin, as adjusted, non-GAAP basis(6)	46%	38%

(1) Gains on deferred compensation plan investments, net: The gain on deferred compensation plan investments, which increases deferred compensation expense included in operating income, is removed from operating income in the calculation because it is offset by an equal amount in investment income below net operating income on the income statement, and thus has no impact on net income attributable to the Company.
(2) Net operating income, as adjusted: This non-GAAP measure represents the Company’s net operating income adjusted to exclude the impact on compensation expense of gains and losses on investments in the deferred compensation plan.
(3) Tax provision on net operating income, as adjusted: This non-GAAP measure represents the tax provision, excluding the impact of investment related activity, and the gain on sale of High Yield-Focused Advisory Contracts, and is calculated by applying the unconsolidated effective tax rate to net operating income, as adjusted.
(4) Net operating income, as adjusted, after tax: This non-GAAP measure deducts from the net operating income, as adjusted, the tax provision on net operating income, as adjusted.
(5) Net operating income, as adjusted after tax per diluted share: This non-GAAP measure was calculated by dividing the net operating income, as adjusted after tax, by diluted weighted average shares outstanding.
(6) Operating profit margin, as adjusted: This non-GAAP measure was calculated by dividing the net operating income, as adjusted, by total revenue.

The Company does not promote that investors consider the above non-GAAP financial measures alone, or as a substitute for, financial information prepared in accordance with GAAP.
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325 John H. McConnell Blvd, Suite 200, Columbus, Ohio 43215 614-255-3333 info@diamond-hill.com

Forward-Looking Statements

Throughout this press release, Diamond Hill may make forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, relating to such matters as anticipated operating results, prospects and levels of assets under management, technological developments, economic trends (including interest rates and market volatility), expected transactions and similar matters. The words “believe,” “expect,” “anticipate,” “estimate,” “should,” “hope,” “seek,” “plan,” “intend” and similar expressions identify forward-looking statements that speak only as of the date thereof. While we believe that the assumptions underlying our forward-looking statements are reasonable, investors are cautioned that any of the assumptions could prove to be inaccurate and, accordingly, our actual results and experiences could differ materially from the anticipated results or other expectations expressed in our forward-looking statements.

Factors that could cause our actual results to differ materially from the results referred to in the forward-looking statements are discussed under "Item 1A. Risk Factors" and elsewhere in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021. These factors include, but are not limited to: the adverse effect from a decline in the securities markets; a decline in the performance of our products; the effect of national, regional and global economic conditions generally, including the effects of the COVID-19 pandemic and the actions taken in connection therewith; political uncertainty caused by, among other things, political parties, economic nationalist sentiments, and tensions surrounding the current socioeconomic landscape; changes in interest rates; changes in national and local economic and political conditions, the continuing economic uncertainty in various parts of the world; changes in government policy and regulation, including monetary policy; changes in our ability to attract or retain key employees; unforeseen costs and other effects related to legal proceedings or investigations of governmental and self-regulatory organizations; and other risks identified from time-to-time in other public documents on file with the Securities and Exchange Commission.

In light of the significant uncertainties in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by Diamond Hill or any other persons, that our objectives and plans will be achieved. All forward-looking statements made in this press release are based on information presently available to the management of Diamond Hill and speak only as of the date on which they are made. We assume no obligation to update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by law.

325 John H. McConnell Blvd, Suite 200, Columbus, Ohio 43215 614-255-3333 info@diamond-hill.com